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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-95002) pertaining to the Cooper Cameron Corporation Retirement Savings Plan of our report dated June 10, 2004, with respect to the financial statements and schedules of the Cooper Cameron Corporation Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

                                       /s/ Ernst & Young LLP

Houston, Texas
June 22, 2004

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